Exhibit 15.1

August 1, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 1, 2005 on our review of interim financial information of Boston Edison Company for the three-month and six-month periods ended June 30, 2005 and June 30, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2005 is incorporated by reference in its Registration Statement on Form S-3 (No. 333-111476) dated December 23, 2003.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts